Exhibit 99.1

Motorola Solutions Reports Third-Quarter 2017 Financial Results
Company raises full-year revenue and earnings outlook

•	Sales of $1.6 billion, up 7 percent from a year ago

•	Organic revenue[1] growth of 5 percent; North America organic growth of 5 percent

•	Record backlog of $8.9 billion, up $768 million, or 9 percent

•	GAAP earnings per share (EPS) of $1.25, up 11 percent

•	Non-GAAP EPS [2] of $1.53, up 12 percent

•	Increasing quarterly dividend by 11 percent

CHICAGO – Nov. 2, 2017 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2017. Click here for a printable news release and financial tables.

The company also today announced that its board of directors has increased its regular quarterly dividend by 11 percent to 52 cents per share. The next quarterly dividend will be payable in cash on Jan. 12, 2018, to stockholders of record at the close of business on Dec. 15, 2017.

“Q3 was another outstanding quarter of revenue and earnings growth,” said Greg Brown, chairman and CEO of Motorola Solutions. “I’m particularly pleased with our record backlog position, demonstrating continued strength of our Land Mobile Radio (LMR) business.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q3 2017	Q3 2016	% Change
Sales	$1,645	$1,532	7%
GAAP
Operating Earnings	$338	$341	(1)%
% of Sales	20.5%	22.3%
EPS	$1.25	$1.13	11%
Non-GAAP
Operating Earnings	$423	$396	7%
% of Sales	25.7%	25.8%
EPS	$1.53	$1.37	12%
Product Segment
Sales	$989	$920	8%
GAAP Operating Earnings	$253	$225	12%
% of Sales	25.6%	24.5%
Non-GAAP Operating Earnings	$287	$243	18%
% of Sales	29.0%	26.4%
Services Segment
Sales	$656	$612	7%
GAAP Operating Earnings	$85	$116	(27)%
% of Sales	13.0%	19.0%
Non-GAAP Operating Earnings	$136	$153	(11)%
% of Sales	20.7%	25.0%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.28 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue – Sales increased 7 percent overall from the year-ago quarter and grew 5 percent organically driven by the Americas region. Products segment sales grew 8 percent driven by the Americas and Europe, Middle East & Africa (EMEA) regions. The Services segment grew 7 percent driven by the Americas, with global Managed & Support Services growth of 8 percent.

•
Operating margin – GAAP operating margin was 20.5 percent of sales, compared with 22.3 percent in the year-ago quarter. The decline reflects higher costs related to non-US pension settlement losses and intangible amortization expenses. Non-GAAP operating margin was 25.7 percent of sales, compared with 25.8 percent in the year-ago quarter.

•
Cash flow – The company generated $270 million in operating cash, a decrease of $78 million from the year-ago quarter. Free cash flow[3] was $185 million, down $95 million. Cash flow for the quarter was down due to higher working capital and higher capital expenses associated with implementation of a new enterprise resource planning (ERP) system, and higher tax payments.

•
Capital Allocation – The company repurchased approximately $100 million of its common stock and paid approximately $76 million in cash dividends. Additionally, the company paid $205 million in cash associated with the acquisition of Kodiak Networks.

•
Backlog – The company ended the quarter with record backlog of $8.9 billion, up $768 million from the year-ago quarter. Products segment backlog was up 24 percent or $344 million, and Services was up 6 percent or $424 million. LMR demand led by the Americas continues to drive the backlog growth.

KEY HIGHLIGHTS
Strategic wins

•	$79 million for a P25 system serving three counties in Oregon

•	$54 million for a P25 system in Memphis, Tenn.

•	$26 million for a 10-year Managed & Support Services contract for the City of Phoenix

•	$24 million for a P25 system in Burlington, N.J.

•	$10 million for a radio system expansion in Ecuador
Innovation and investments in growth

•	Introduced the PSX Application Suite providing push-to-talk, messaging and mapping applications designed specifically for public safety LTE users

•	Completed the acquisition of Kodiak Networks

•	Announced the LXN 500 ultra-portable standalone LTE network that can provide coverage and public safety applications in remote locations during emergencies

BUSINESS OUTLOOK

•
Fourth-quarter 2017 - Motorola Solutions expects revenue growth of approximately 3 percent compared with the fourth quarter of 2016. The company expects non-GAAP earnings in the range of $2.00 to $2.05 per share.

•
Full-year 2017 - The company now expects revenue growth of approximately 5 percent versus the prior outlook of approximately 3 to 4 percent, and non-GAAP earnings per share now in the range of $5.35 to $5.40 versus the prior outlook of $5.20 to $5.30. This assumes current foreign exchange rates and approximately 169 million fully diluted shares.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, Nov. 2. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q3 2017	Q3 2016
Net sales	$1,645	$1,532
Gross margin	794	762
Operating earnings	338	341
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	212	192
Diluted EPS	$1.25	$1.13
Weighted average diluted common shares outstanding	169.0	169.6

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the third quarter of 2017.

(per diluted common share)	Q3 2017

GAAP Earnings	$1.25
Highlighted Items:
Share-based compensation expense	0.07
Reorganization of business charges	0.04
Intangibles amortization expense	0.17
Non-US pension settlement loss	0.11
Asset impairment	0.01
Tax benefit on U.S. capital loss	(0.13)
Reserve on unrecognized tax benefit	0.01
Total Highlighted Items	$0.28

Non-GAAP Diluted EPS	$1.53
USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Organic Revenue: Reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters. Management believes organic revenue helps it and investors better identify the underlying trends of established and ongoing operations by excluding the effects of acquisitions which can obscure period to period comparisons.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS
This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full year of 2017 and incremental revenues of Airwave. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions 2016 Annual Report on Form 10-K, on page 37 in item 1A of Motorola Solutions’ Quarterly Report on Form 10-Q for the quarter ended July 1, 2017 and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company;

(3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (7) the outcome of ongoing and future tax matters; (8) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (11) risks related to the company's manufacturing and business operations in foreign countries; (12) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of implementing a new enterprise resource planning (ERP) system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS
1 Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.
2 Q3 Non-GAAP financial information excludes the after-tax impact of approximately $0.28 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items for the fourth-quarter. Details on these non-GAAP adjustments and the use of non-GAAP measures are included in this news release.
3 Free cash flow represents operating cash flow less capital expenditures.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT
Tama McWhinney
Motorola Solutions
+1 847-538-1865
tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2017 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	September 30, 2017	October 1, 2016
Net sales from products	$989	$920
Net sales from services	656	612
Net sales	1,645	1,532
Costs of products sales	428	398
Costs of services sales	423	372
Costs of sales	851	770
Gross margin	794	762
Selling, general and administrative expenses	248	247
Research and development expenditures	141	137
Other charges	28	6
Intangibles amortization	39	31
Operating earnings	338	341
Other income (expense):
Interest expense, net	(52)	(54)
Gains on sales of investments and businesses, net	—	7
Other	—	(1)
Total other expense	(52)	(48)
Net earnings before income taxes	286	293
Income tax expense	73	100
Net earnings	213	193
Less: Earnings attributable to noncontrolling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$212	$192
Earnings per common share:
Basic	$1.30	$1.15
Diluted	$1.25	$1.13
Weighted average common shares outstanding:
Basic	162.3	166.3
Diluted	169.0	169.6

	Percentage of Net Sales*
Net sales from products	60.1%	60.1%
Net sales from services	39.9%	39.9%
Net sales	100.0%	100.0%
Costs of products sales	43.3%	43.3%
Costs of services sales	64.5%	60.8%
Costs of sales	51.7%	50.3%
Gross margin	48.3%	49.7%
Selling, general and administrative expenses	15.1%	16.1%
Research and development expenditures	8.6%	8.9%
Other charges	1.7%	0.4%
Intangibles amortization	2.4%	2.0%
Operating earnings	20.5%	22.3%
Other income (expense):
Interest expense, net	(3.2)%	(3.5)%
Gains on sales of investments and businesses, net	—%	0.5%
Other	—%	(0.1)%
Total other expense	(3.2)%	(3.1)%
Net earnings before income taxes	17.4%	19.1%
Income tax expense	4.4%	6.5%
Net earnings	12.9%	12.6%
Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	12.9%	12.5%
* Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Net sales from products	$2,540	$2,423
Net sales from services	1,883	1,732
Net sales	4,423	4,155
Costs of products sales	1,167	1,124
Costs of services sales	1,202	1,090
Costs of sales	2,369	2,214
Gross margin	2,054	1,941
Selling, general and administrative expenses	725	722
Research and development expenditures	413	411
Other charges	34	61
Intangibles amortization	112	83
Operating earnings	770	664
Other income (expense):
Interest expense, net	(154)	(157)
Gains (losses) on sales of investments and businesses, net	3	(13)
Other	(9)	(12)
Total other expense	(160)	(182)
Net earnings before income taxes	610	482
Income tax expense	188	164
Net earnings	422	318
Less: Earnings attributable to noncontrolling interests	2	1
Net earnings attributable to Motorola Solutions, Inc.	$420	$317
Earnings per common share:
Basic	$2.57	$1.85
Diluted	$2.48	$1.82
Weighted average common shares outstanding:
Basic	163.2	171.0
Diluted	169.3	174.0

	Percentage of Net Sales*
Net sales from products	57.4%	58.3%
Net sales from services	42.6%	41.7%
Net sales	100.0%	100.0%
Costs of products sales	45.9%	46.4%
Costs of services sales	63.8%	62.9%
Costs of sales	53.6%	53.3%
Gross margin	46.4%	46.7%
Selling, general and administrative expenses	16.4%	17.4%
Research and development expenditures	9.3%	9.9%
Other charges	0.8%	1.5%
Intangibles amortization	2.5%	2.0%
Operating earnings	17.4%	16.0%
Other income (expense):
Interest expense, net	(3.5)%	(3.8)%
Gains (losses) on sales of investments and businesses, net	0.1%	(0.3)%
Other	(0.2)%	(0.3)%
Total other expense	(3.6)%	(4.4)%
Net earnings before income taxes	13.8%	11.6%
Income tax expense	4.3%	3.9%
Net earnings	9.5%	7.7%
Less: Earnings attributable to noncontrolling interests	—%	—%
Net earnings attributable to Motorola Solutions, Inc.	9.5%	7.6%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$653	$967
Restricted cash	64	63
Total cash and cash equivalents	717	1,030
Accounts receivable, net	1,382	1,410
Inventories, net	364	273
Other current assets	873	755
Total current assets	3,336	3,468

Property, plant and equipment, net	889	789
Investments	249	238
Deferred income taxes	2,115	2,219
Goodwill	932	728
Intangible assets	896	821
Other assets	201	200
Total assets	$8,618	$8,463

Liabilities and Stockholders' Equity
Current portion of long-term debt	$47	$4
Accounts payable	473	553
Accrued liabilities	2,043	2,111
Total current liabilities	2,563	2,668

Long-term debt	4,423	4,392
Other liabilities	2,450	2,355

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(830)	(964)

Noncontrolling interests	12	12

Total liabilities and stockholders’ equity	$8,618	$8,463

Financial Ratios:
Net cash (debt)*	$(3,753)	$(3,366)

*Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	September 30, 2017	October 1, 2016
Operating
Net earnings attributable to Motorola Solutions, Inc.	$212	$192
Earnings attributable to noncontrolling interests	1	1
Net earnings	213	193
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	88	76
Non-cash other charges	8	8
Non-U.S. pension settlement loss	21	—
Share-based compensation expense	16	16
Gains on sales of investments and businesses, net	—	(7)
Deferred income taxes	36	72
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(152)	(82)
Inventories	29	2
Other current assets	(129)	(37)
Accounts payable and accrued liabilities	152	138
Other assets and liabilities	(12)	(31)
Net cash provided by operating activities	270	348
Investing
Acquisitions and investments, net	(243)	(95)
Proceeds from sales of investments and businesses, net	102	84
Capital expenditures	(85)	(68)
Proceeds from sales of property, plant and equipment	—	22
Net cash used for investing activities	(226)	(57)
Financing
Repayment of debt	(9)	(1)
Issuance of common stock	33	41
Purchase of common stock	(100)	(109)
Payment of dividends	(76)	(70)
Net cash used for financing activities	(152)	(139)
Effect of exchange rate changes on cash and cash equivalents	20	(10)
Net increase (decrease) in cash and cash equivalents	(88)	142
Cash and cash equivalents, beginning of period	805	1,545
Cash and cash equivalents, end of period	$717	$1,687

Financial Ratios:
Free cash flow*	$185	$280

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Operating
Net earnings attributable to Motorola Solutions, Inc.	$420	$317
Earnings attributable to noncontrolling interests	2	1
Net earnings	422	318
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	254	220
Non-cash other charges	29	43
Non-U.S. pension settlement loss	46	—
Share-based compensation expense	49	52
Losses (gains) on sales of investments and businesses, net	(3)	13
Deferred income taxes	99	143
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	81	245
Inventories	(83)	—
Other current assets	(142)	(102)
Accounts payable and accrued liabilities	(178)	(224)
Other assets and liabilities	11	(56)
Net cash provided by operating activities	585	652
Investing
Acquisitions and investments, net	(383)	(1,215)
Proceeds from sales of investments and businesses, net	174	637
Capital expenditures	(206)	(211)
Proceeds from sales of property, plant and equipment	—	68
Net cash used for investing activities	(415)	(721)
Financing
Repayment of debt	(15)	(3)
Net proceeds from issuance of debt	—	673
Proceeds from financing through capital leases	7	—
Issuance of common stock	61	80
Purchase of common stock	(358)	(728)
Payment of dividends	(230)	(213)
Payment of dividend to non-controlling interest	(2)	—
Net cash used for financing activities	(537)	(191)
Effect of exchange rate changes on cash and cash equivalents	54	(33)
Net decrease in cash and cash equivalents	(313)	(293)
Cash and cash equivalents, beginning of period	1,030	1,980
Cash and cash equivalents, end of period	$717	$1,687

Financial Ratios:
Free cash flow*	$379	$441

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$989	$920	8%
Services	656	612	7%
Total Motorola Solutions	$1,645	$1,532	7%

	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$2,540	$2,423	5%
Services	1,883	1,732	9%
Total Motorola Solutions	$4,423	$4,155	6%

Operating Earnings
	Three Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$253	$225	12%
Services	85	116	(27)%
Total Motorola Solutions	$338	$341	(1)%

	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$510	$404	26%
Services	260	260	—%
Total Motorola Solutions	$770	$664	16%

Operating Earnings %
	Three Months Ended
	September 30, 2017	October 1, 2016
Products	25.6%	24.5%
Services	13.0%	19.0%
Total Motorola Solutions	20.5%	22.3%

	Nine Months Ended
	September 30, 2017	October 1, 2016
Products	20.1%	16.7%
Services	13.8%	15.0%
Total Motorola Solutions	17.4%	16.0%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	19	4	15	0.09
Intangibles amortization expense	Intangibles amortization	36	9	27	0.16
Gain on legal settlement	Other charges	(42)	(16)	(26)	(0.15)
Building impairment	Other charges	8	—	8	0.05
Non-US pension settlement loss	Other charges	9	—	9	0.05
Sale of investments	Sale of Investment or Business (Gain) or Loss	(3)	(1)	(2)	(0.01)
Acquisition-related transaction fees	Other charges	1	—	1	0.01
Total impact on Net earnings		$45	$2	$43	$0.26

Q2 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$16	$5	$11	0.07
Reorganization of business charges	Cost of sales and Other charges	3	—	3	0.02
Intangibles amortization expense	Intangibles amortization	37	9	28	0.17
Non-US pension settlement loss	Other charges	16	—	16	0.08
Gain on legal settlement	Other charges	(1)	—	(1)	(0.01)
Sale of business	Sale of Investment or Business (Gain) or Loss	1	—	1	0.01
Total impact on Net earnings		$72	$14	$58	$0.34

Q3 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$16	$5	$11	$0.07
Reorganization of business charges	Cost of sales and Other charges	8	2	6	0.04
Intangibles amortization expense	Intangibles amortization	39	10	29	0.17
Non-US pension settlement loss	Other charges	21	—	21	0.11
Asset impairment	Other charges	1	—	1	0.01
Tax benefit on U.S. capital loss	Tax expense	—	22	(22)	(0.13)
Reserve on unrecognized tax benefit	Tax expense	—	(1)	1	0.01
Total impact on Net earnings		$85	$38	$47	$0.28

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$989	$920	8%
Services	656	612	7%
Total Motorola Solutions	$1,645	$1,532	7%

	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$2,540	$2,423	5%
Services	1,883	1,732	9%
Total Motorola Solutions	$4,423	$4,155	6%

Non-GAAP Operating Earnings
	Three Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$287	$243	18%
Services	136	153	(11)%
Total Motorola Solutions	$423	$396	7%

	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change
Products	$581	$503	16%
Services	394	383	3%
Total Motorola Solutions	$975	$886	10%

Non-GAAP Operating Earnings %
	Three Months Ended
	September 30, 2017	October 1, 2016
Products	29.0%	26.4%
Services	20.7%	25.0%
Total Motorola Solutions	25.7%	25.8%

	Nine Months Ended
	September 30, 2017	October 1, 2016
Products	22.9%	20.8%
Services	20.9%	22.1%
Total Motorola Solutions	22.0%	21.3%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2017
	TOTAL	Products	Services
Net sales	$1,281	$703	$578
Operating earnings ("OE")	$176	$89	$87

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	19	13	6
Intangibles amortization expense	36	6	30
Acquisition-related transaction fees	1	—	1
Gain on legal settlement	(42)	(30)	(12)
Building impairment	8	6	2
Non-US pension settlement loss	9	6	3
Total above-OE non-GAAP adjustments	48	12	36
Operating earnings after non-GAAP adjustments	$224	$101	$123

Operating earnings as a percentage of net sales - GAAP	13.7%	12.7%	15.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.5%	14.4%	21.3%

Q2 2017
	TOTAL	Products	Services
Net sales	$1,497	$848	$649
Operating earnings ("OE")	$257	$168	$89

Above-OE non-GAAP adjustments:
Share-based compensation expense	16	11	5
Reorganization of business charges	3	3	—
Intangibles amortization expense	37	1	36
Gain on legal settlement	(1)	(1)	—
Non-US pension settlement loss	16	11	5
Total above-OE non-GAAP adjustments	71	25	46
Operating earnings after non-GAAP adjustments	328	193	135

Operating earnings as a percentage of net sales - GAAP	17.2%	19.8%	13.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.9%	22.8%	20.8%

Q3 2017
	TOTAL	Products	Services
Net sales	$1,645	$989	$656
Operating earnings ("OE")	$338	$253	$85

Above-OE non-GAAP adjustments:
Share-based compensation expense	16	10	6
Reorganization of business charges	8	6	2
Intangibles amortization expense	39	2	37
Non-US pension settlement loss	21	15	6
Asset impairment	1	1	—
Total above-OE non-GAAP adjustments	85	34	51
Operating earnings after non-GAAP adjustments	423	287	136

Operating earnings as a percentage of net sales - GAAP	20.5%	25.6%	13.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	25.7%	29.0%	20.7%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	September 30, 2017	October 1, 2016	% Change
Net sales	$1,645	$1,532	7%
Non-GAAP adjustments:
Acquisitions	(40)	—
Organic revenue	$1,605	$1,532	5%

	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change
Net sales	$4,423	$4,155	6%
Non-GAAP adjustments:
Acquisitions	(213)	(61)
Organic revenue	$4,210	$4,094	3%

North America
	Three Months Ended
	September 30, 2017	October 1, 2016	% Change
Americas net sales	$1,123	$1,031	9%
Adjustments:
Latin America	(96)	(70)	37%
North America acquisitions	(19)	—
North America organic revenue	$1,008	$961	5%

	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change
Americas net sales	$2,989	$2,804	7%
Adjustments:
Latin America	(262)	(186)	41%
North America acquisitions	(40)	—
North America organic revenue	$2,687	$2,618	3%